                      CHANGE IN CONTROL AGREEMENT


     THIS CHANGE IN CONTROL AGREEMENT (this "Agreement") is effective as of November 15, 1999 (the "Effective Date"), by and between
MAIL-WELL, INC., a Colorado corporation (the "Company"), and
D. Robert Meyer ("Executive").

                         W I T N E S S E T H :

     WHEREAS, the Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication of Executive, notwithstanding the possibility, threat or occurrence of a Change in Control (as defined herein);

     WHEREAS, the Board believes it is imperative (i) to diminish the inevitable and significant distractions of Executive and dilution of the time of Executive, by virtue of the personal uncertainties and risks created by a pending or threatened Change in Control, (ii) to encourage Executive's full attention and dedication to the Company currently and in the event of any threatened or pending Change in Control, and (iii) to provide Executive with compensation arrangements in the event of a Change in Control which provide Executive with financial security, which are competitive with those of other corporations; and

     WHEREAS, in order to accomplish the objectives described in the two immediately preceding recitals, the Board desires to cause the Company to enter into this Agreement as set forth herein.

     NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive hereby agree as follows:

                               ARTICLE I
                          CERTAIN DEFINITIONS

     1.1  Defined Terms.  For purposes of this Agreement, the
          -------------
following terms shall have the following meanings:

          (a)  Accrued Obligations.  The term "Accrued Obligations"
               -------------------
     shall have the meaning ascribed to such term in Section 2.3(a) of this Agreement.

          (b)  Additional Compensation.  The term "Additional
               -----------------------
     Compensation" shall mean, in addition to the Base Salary, the following:

               (i)   all benefits under:

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                     (A) any and all welfare benefit and similar
               employee benefit plans, programs, arrangements, or policies that are made available by the Company or any of its affiliates to Executive immediately prior to the first to occur of (1) a termination by the Company of Executive's employment with the Company in anticipation of a Change in Control, or (2) the occurrence of a Change in Control, including, but not limited to, any hospitalization, medical, prescription, dental, disability, salary continuance, individual life insurance, executive life insurance, group life insurance, accidental death insurance, and travel accident insurance plans, programs, arrangements, and policies; and

                     (B) any and all bonus, incentive, savings,
               retirement, profit sharing, pension, stock option, restricted stock, employee stock ownership, supplemental executive retirement and other employee benefit plans, programs, arrangements, and policies that are made available by the Company or any of its affiliates to Executive immediately prior to the first to occur of (1) a termination by the Company of Executive's employment with the Company in anticipation of a Change in Control, or (2) the occurrence of a Change in Control; and

               (ii) annual vacations and sick leave made available by the Company or any of its affiliates to Executive immediately prior to the first to occur of (1) a termination by the Company of Executive's employment with the Company in anticipation of a Change in Control, or (2) the occurrence of a Change in Control; and

               (iii) fringe benefits in accordance with the fringe benefit policies of the Company or any of its affiliates made available by the Company or any of its affiliates to Executive immediately prior to the first to occur of (1) a termination by the Company of Executive's employment with the Company in anticipation of a Change in Control, or
          (2) the occurrence of a Change in Control.

          (c)  Affiliate.  The term "affiliate" or "affiliates"
               ---------
     shall mean, when used with respect to any specified entity, individual, or other person, any other entity, individual, or other person which, directly or indirectly, through one or more intermediaries Controls, or is Controlled by, or is under common Control with such specified entity, individual or person.

          (d)  Agreement.  The term "Agreement" shall have the
               ---------
     meaning ascribed to such term in the introductory paragraph of this Agreement.

          (e)  Base Salary.  The term "Base Salary" shall mean
               -----------
     Executive's per annum base salary payable by the Company to Executive as in effect immediately prior to the first to occur of
     (1) a termination by the Company of Executive's employment with the Company in anticipation of a Change in Control, or (2) the occurrence of a Change in Control as the same may be increased from time to time after the occurrence of a Change in Control.

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          (f)  Board.  The term "Board" shall have the meaning
               -----
     ascribed to such term in the first Whereas clause of this Agreement.

          (g)  Cause.  The term "Cause" shall mean (i) willful
               -----
     misconduct by Executive or gross neglect by Executive of Executive's duties as an employee, officer or director of the Company which continues for more than thirty (30) days after Executive's receipt of written notice from the Board to Executive specifically identifying the willful misconduct or gross neglect of Executive and directing Executive to discontinue the same,
     (ii) the commission by Executive of a crime constituting a felony, or (iii) the commission by Executive of an act, other than an act taken in good faith within the course and scope of Executive's employment, which is directly detrimental to the Company and exposes the Company to material liability.

          (h)  Change in Control.  The term "Change in Control"
               -----------------
     shall have the meaning ascribed to such term in Section 2.5 of this Agreement.

          (i)  COBRA Coverage.  The term "COBRA Coverage" shall
               --------------
     have the meaning ascribed to such term in Section 2.3(b)(iii)(A) of this Agreement.

          (j)  Code.  The term "Code" shall mean the Internal
               ----
     Revenue Code of 1986, as amended.

          (k)  Company.  The term "Company" shall have the meaning
               -------
     ascribed to such term in the introductory paragraph and Section
     3.2 of this Agreement.

          (l)  Control.  The term "Control" and derivations thereof
               -------
     shall mean the ownership, directly or indirectly, of 50% or more of the voting securities of an entity or other person or possessing the power to direct or cause the direction of the management and policies of such entity or other person, whether through the ownership of voting securities, by contract or otherwise.

          (m)  Controlling Entity.  The term "Controlling Entity"
               ------------------
     shall have the meaning ascribed to such term in Section
     2.4(a)(viii)(E) of this Agreement.

          (n)  Disabled.  The term "Disabled" shall mean a mental
               --------
     or physical impairment which, in the reasonable opinion of a qualified doctor selected by the Company, renders Executive unable to perform with reasonable diligence the ordinary functions and duties of the Office on a full-time basis, which inability continues for a period of not less than 180 consecutive days.

          (o)  Effective Date.  The term "Effective Date" shall
               --------------
     have the meaning ascribed to such term in the introductory paragraph of this Agreement.

          (p)  Eliminated Duties and Responsibilities.  The term
               --------------------------------------
     "Eliminated Duties and Responsibilities" shall have the meaning ascribed to such term in Section 2.4(a)(i) of this Agreement.

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          (q)  Executive.  The term "Executive" shall have the
               ---------
     meaning ascribed to such term in the introductory paragraph of this Agreement.

          (r)  Good Reason.  The term "Good Reason" shall have the
               -----------
     meaning ascribed to such term in Section 2.4(a) of this Agreement.

          (s)  Incumbent Board.  The term "Incumbent Board" shall
               ---------------
     have the meaning ascribed to such term in Section 2.5(f) of this Agreement.

          (t)  New Office.  The term "New Office" shall have the
               ----------
     meaning ascribed to such term in Section 2.4(b) of this Agreement.

          (u)  Office.  The term "Office" shall mean Vice
               ------
     President-Treasurer and Tax.

          (v)  Successor Entity.  The term "Successor Entity" shall
               ----------------
     have the meaning ascribed to such term in Section 2.4(a)(viii)(B) of this Agreement.

          (w)  Term.  The term "Term" shall have the meaning
               ----
     ascribed to such term in Section 2.1 of this Agreement.

     1.2  Other Terms.  Other capitalized terms defined elsewhere
          -----------
herein shall have the meanings ascribed to them in the definitions therefor appearing elsewhere herein.

                               ARTICLE II
                          TERM AND TERMINATION

     2.1  Term.  The term of this Agreement ("Term") shall be for
          ----
three years commencing on the Effective Date; provided however, that if a Change in Control occurs during such three year period, the Term shall be for the period commencing on the Effective Date and ending on the second anniversary of such Change in Control, notwithstanding such three-year period.

     2.2  Termination of Employment.  Executive's employment with
          -------------------------
the Company may be terminated by the Company prior to the end of the Term, or may be terminated by Executive prior to the end of the Term, as of the date which is thirty (30) days after written notice of termination is given by either party to the other.

Any notice of termination given by the Company to Executive under
Section 2.2 above shall specify whether such termination is with or without Cause. Any notice of termination given by Executive to the Company under Section 2.2 above shall specify whether such termination is made with or without Good Reason. A termination of Executive's employment by the Company (other than due to Disability as provided in Section 2.3(d)) shall be deemed to be in anticipation of a Change in Control if a possible or potential Change in Control is a factor in the decision of the Company to terminate the employment of Executive.


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     2.3  Obligations of the Company Upon Termination in Anticipation
          -----------------------------------------------------------
of, on or after a Change In Control
-----------------------------------

          (a)  Cause; Without Good Reason.  If the Company terminates
               --------------------------
     Executive's employment with the Company in anticipation of, on or after the occurrence of a Change in Control with Cause pursuant to
     Section 2.2 hereof, or if Executive terminates Executive's employment with the Company on or after the occurrence of a Change in Control without Good Reason pursuant to Section 2.2 hereof, Executive's employment with the Company shall terminate without further obligations to Executive, other than those obligations owing or accrued to, vested in, or earned by Executive through the date of termination, including, but not limited to:

               (i)   to the extent not theretofore paid, the Base
          Salary in effect at the time of such termination through the date of termination; and

               (ii)  in the case of compensation previously
          deferred by Executive, all amounts previously deferred
          (together with any accrued interest thereon) and not yet paid by the Company;

               (iii) all other amounts or benefits owing or accrued to, vested in or earned by Executive through the date of termination under the then existing or applicable plans, programs, arrangements, and policies of the Company and its affiliates, including, but not limited to, the Additional Compensation;

     such obligations owing or accrued to, vested in, or earned by Executive through the date of termination, including, but not limited to, such amounts and benefits specified in clauses (i),
     (ii), and (iii) of this sentence, being hereinafter collectively referred to as the "Accrued Obligations." The aggregate amount of such obligations owing or accrued to, vested in, or earned by Executive through the date of termination, including, but not limited to, the Accrued Obligations, shall be paid or caused to be paid by the Company to Executive in accordance with the plans, programs or agreements under which the Accrued Obligations were earned.

          (b)  Good Reason; Without Cause.  If Executive terminates
               --------------------------
     Executive's employment with the Company on or after the occurrence of a Change in Control with Good Reason pursuant to Section 2.2 hereof, or if the Company terminates Executive's employment with the Company without Cause in anticipation of, on or after the occurrence of a Change in Control pursuant to Section 2.2 hereof:

               (i) the Company shall pay the aggregate of the following amounts to Executive in one lump sum within thirty
          (30) days after the date of such termination or in a manner and at such later time as specified by Executive, provided that all such payments must be made no later than the last day of the twenty-four (24) month period commencing on the date of such termination:

                     (A) to the extent not theretofore paid,
               Executive's Base Salary in effect at the time of such termination (but prior to giving effect to any reduction therein which precipitated such termination) through the date of termination; and

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                     (B) an amount equal to the sum of:  (x) one
               (1) times Executive's Base Salary in effect at the time of such termination (but prior to giving effect to any reduction therein which precipitated such termination), (y) one-half (1/2) times the highest annual bonus paid by the Company to Executive in respect of the two (2) calendar years of the Company immediately preceding such termination, and (z) the pro-rata share of Executive's target bonus for the calendar year in which such termination occurred based upon the proportion that the number of complete months in such calendar year up to the date of termination bears to the complete calendar year.

               (ii) In addition, the Company shall pay or cause to be paid the aggregate of the following amounts to Executive at the following times:

                     (A) in the case of compensation previously
               deferred by Executive, all amounts previously deferred (together with any accrued interest thereon) and not yet paid by the Company, within thirty (30) days after the date of such termination of employment or such other period as may be required in accordance with any such deferral arrangement; and

                     (B) in accordance with the terms of each such
               plan, program, arrangement or policy, all other amounts or benefits owing or accrued to, vested in, or earned by Executive through the date of termination under the then existing or applicable plans, programs, arrangements, and policies of the Company and its affiliates, including, but not limited to, all Additional Compensation; and

                     (C) any and all other Accrued Obligations not
               otherwise described in subsection (b)(i) above or clauses (A) and (B) of this subsection (b)(ii); and

               (iii) Executive shall receive the following additional benefits:

                     (A) if Executive elects medical or dental
               coverage under the Company's group medical or dental plans pursuant to Section 4980B of the Code ("COBRA Coverage"), the Company shall reimburse Executive, promptly upon request by Executive, an amount equal to the remainder, if any, resulting from the subtraction of (1) the monthly medical and/or dental premium paid each month by Executive for COBRA Coverage during the first twelve (12) months of such COBRA Coverage (or during such shorter period that COBRA Coverage for Executive is in effect), from (2) the medical and/or dental premium paid by Executive for the last month of coverage under the Company's group medical or dental plans immediately before Executive's employment with the Company was terminated; and

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                    (B) such individual outplacement service as is
               appropriate for Executive's position for up to 24 months after termination of employment for a cost not to exceed $10,000; and

                    (C) assistance to Executive to be provided by
               a "Big Five" accounting firm selected by the Company or other mutually agreeable accounting firm for federal and state income tax planning and federal and state income tax return preparation for Executive for the calendar year in which such termination of employment occurred.

          (c)  Death.  If Executive's employment is terminated on
               -----
     or after the occurrence of a Change in Control by reason of Executive's death, the Company shall pay to Executive's legal representatives the full amount of the obligations owing or accrued to, vested in, or earned by Executive through the date of Executive's death, including, but not limited to, the Accrued Obligations in accordance with the plans, programs, or agreements under which the Accrued Obligations were earned. Anything in this Agreement to the contrary notwithstanding, Executive's family shall be entitled to receive benefits provided by the Company and any of its affiliates to surviving families under the then existing or applicable plans, programs, or arrangements and policies of the Company and its affiliates.

          (d)  Disability.  The Company may, at its option, terminate
               ----------
     Executive's employment by written notice to Executive upon Executive's becoming Disabled. Such termination shall not be deemed to be a termination of Executive's employment in anticipation of, on or after a Change in Control. If Executive's employment is terminated on or after the occurrence of a Change in Control by reason of Executive becoming Disabled, the Company shall pay to Executive or Executive's legal representative the full amount of the obligations owing or accrued to, vested in, or earned by Executive through the date of termination, including, but not limited to, the Accrued Obligations in accordance with the plans, programs, or agreements under which the Accrued Obligations were earned.

     2.4  Good Reason.
          -----------

          (a) Except as provided in Section 2.4(b) below, as used in this Agreement, the term "Good Reason" means a good faith determination by Executive that any one or more of the following events has occurred on or after the occurrence of a Change in
     Control:

               (i) a material change in the nature of Executive's Office, including, but not limited to, Executive's authorities, duties, responsibilities or status (including offices, titles, reporting requirements and supervisory functions), from those in effect immediately prior to the Change in Control. Notwithstanding the foregoing, Executive shall not assert as "Good Reason" the sole fact that the portion of Executive's duties and responsibilities directly attributable to a change in the ownership of the outstanding capital stock or outstanding indebtedness of the Company, the presence or absence of a trading market for any of the securities

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          of the Company, any refinancing of indebtedness of the
          Company or the incurrence of any additional indebtedness by the Company has been eliminated (the "Eliminated Duties and Responsibilities"), unless the performance of all or any portion of the Eliminated Duties and Responsibilities continue to be required; or

               (ii)  the relocation of Executive's place of
          employment to a location in excess of thirty-five (35) miles from the Company's current offices in Englewood, Colorado, except for required travel on Company business to an extent substantially equivalent to Executive's business travel obligations immediately prior to the Change in Control; or

               (iii) any reduction by the Company of Executive's Base Salary, or a material reduction in Executive's bonus, profit sharing, other incentive benefits or Additional Compensation from those in effect immediately prior to the Change in Control; or

               (iv)  the failure by the Company to increase
          Executive's Base Salary in a manner consistent (both as to frequency and percentage increase) with (A) the Company's practices in effect immediately prior to the Change in Control with respect to similarly positioned employees or
          (B) the Company's practices implemented subsequent to the Change in Control with respect to similarly positioned employees, unless, in either case, such failure is due to the failure by Executive to meet performance standards applicable to similarly positioned employees; or

               (v) the failure of the Company to continue in effect Executive's participation in the Company's employee benefit plans, programs, arrangements and policies, at a level substantially equivalent in value to and on a basis consistent with the relative levels of participation of other similarly positioned employees; or

               (vi) the failure of the Company to obtain from a successor (including a successor to a material portion of the business or assets of the Company) a satisfactory assumption in writing of the Company's obligations under this Agreement; or

               (vii) the failure of the Company to continue to provide Executive with office space, related facilities and support personnel (including, but not limited to, administrative and secretarial assistance) that are both commensurate in all material respects with the Office and Executive's responsibilities to and position with the Company immediately prior to the Change in Control and not materially dissimilar to the office space, related facilities and support personnel provided to other key executive officers of the Company; or

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               (viii) if Executive served on the Board of Directors
          of the Company prior to a Change in Control, (A) the removal of Executive or the current Chairman of the Board of the Company, if not Executive, as a director of the Company, if it is a surviving entity in the Change in Control transaction, or (B) the failure of Executive or the current Chairman of the Board of the Company, if not Executive, to be named as a director of any successor to the Company, including any successor to a material portion of the business or assets of the Company (each, a "Successor Entity"), or (C) the failure of Executive or the current Chairman of the Board of the Company, if not Executive, to be nominated for election to the Board of Directors of the Company or any Successor Entity or (D) the failure of Executive or the current Chairman of the Board of the Company, if not Executive, to be elected or reelected to the Board of Directors of the Company or any such Successor Entity, or (E) the failure of Executive or the current Chairman of the Board of the Company, if not Executive, to be appointed to the Board of Directors of any entity or entities that Control the Company or any Successor Entity (each, a "Controlling Entity") or (F) the removal of Executive or the current Chairman of the Board of the Company, if not Executive, as a director of any Controlling Entity, or (G) the failure of Executive or the current Chairman of the Board of the Company, if not Executive to be nominated for election to the Board of Directors of any Controlling Entity, or (H) the failure of Executive or the current Chairman of the Board of the Company, if not Executive, to be elected or reelected to the Board of Directors of any Controlling Entity, or (I) the removal of the current Chairman of the Board of the Company from such position with the Company, or the failure of the current Chairman of the Board of the Company to be appointed to such position with any Successor Entity or Controlling Entity (other than a Successor Entity or Controlling Entity whose common equity securities are publicly traded) or the removal of the current Chairman of the Board of the Company from such position with any Successor Entity or Controlling Entity (other than a Successor Entity or Controlling Entity whose common equity securities are publicly traded) without, in each case, Executive's prior written consent; or

               (ix) the Company notifies Executive of the Company's intention not to observe or perform one or more of the obligations of the Company under this Agreement; or

               (x) the Company breaches any provision of this Agreement and such breach is not cured within thirty (30) days after the Company's receipt of notice thereof from Executive.

          (b) If, after the occurrence of a Change in Control, Executive receives a written description from the Company of the nature of Executive's Office thereafter, stating Executive's authorities, duties, responsibilities, status, salary, bonus and other employee benefits, or job location, and Executive accepts in writing such new authorities, duties, responsibilities, status, salary, bonus and other employee benefits, or job location ("New Office") with the Company without determining that the New Office causes a Good Reason as set forth in Section 2.4(a), then for the remaining Term the New Office

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     shall be the authorities, duties, responsibilities, status, salary, bonus and other employee benefits, or job location to be used by Executive in determining whether Good Reason occurs thereafter pursuant to Section 2.4(a).

     2.5  Change in Control.  As used herein, the term "Change in
          -----------------
Control" shall mean the occurrence with respect to the Company of any of the following events:

          (a) a report on Schedule 13D is filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), disclosing that any person, entity or group (within the meaning of Section 13(d) or 14(d) of the Exchange Act), other than (i) the Company (or one of its subsidiaries) or (ii) any employee benefit plan sponsored by the Company (or one of its subsidiaries), is the beneficial owner (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of 50% or more of the outstanding shares of common stock of the Company or 50% or more of the combined voting power of the then outstanding securities of the Company (as determined under paragraph (d) of Rule 13d-3 promulgated under the Exchange Act, in the case of rights to acquire common stock or other securities);

          (b) an event of a nature that would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Exchange Act or would have been required to be so reported but for the fact that such event had been "previously reported" as that term is defined in Rule 12b-2 promulgated under the Exchange Act;

          (c) any person, entity or group (within the meaning of Section 13(d) or 14(d) of the Exchange Act), other than (i) the Company (or one of its subsidiaries) or (ii) any employee benefit plan sponsored by the Company (or one of its subsidiaries), shall become the beneficial owner (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of 50% or more of the outstanding shares of common stock of the Company or 50% or more of the combined voting power of the then outstanding securities of the Company (as determined under paragraph (d) of Rule 13d-3 promulgated under the Exchange Act, in the case of rights to acquire common stock or other securities);

          (d) the stockholders of the Company shall approve any liquidation or dissolution of the Company;

          (e) the stockholders of the Company shall approve a merger, consolidation, reorganization, recapitalization, exchange offer, acquisition or disposition of assets or other transaction after the consummation of which any person, entity or group (within the meaning of Section 13(d) or 14(d) of the Exchange Act) would become the beneficial owner (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of 50% or more of the outstanding shares of common stock of the Company or 50% or more of the combined voting power of the then outstanding securities of the Company (as determined under paragraph (d) of Rule 13d-3 promulgated

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     under the Exchange Act, in the case of rights to acquire common stock or other securities);

          (f) individuals who constitute the Board on the date hereof ("Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds of the directors comprising the remaining members of the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (f), considered as though such person were a member of the Incumbent Board; or

          (g) a recapitalization or other transaction or series of related transactions occurs which results in a decrease by 50% or more in the aggregate percentage ownership of the then outstanding common stock of the Company or 50% or more in the combined voting power of the outstanding securities of the Company held by the stockholders of the Company immediately prior to giving effect thereto (on a primary basis or on a fully diluted basis after giving effect to the exercise of stock options and warrants).

     2.6  Legal Fees and Expenses.  If Executive shall prevail in
          -----------------------
any contest by the Company or others contesting the validity or enforcement of, or liability under, any term or provision of this Agreement, the Company shall pay any and all reasonable attorneys', accountants' and experts' fees and expenses and court costs incurred by Executive as a result of any such contest. Otherwise, each party shall bear his, her or its own expenses in connection with any such contest.

     2.7  Non-exclusivity of Rights.  Nothing in this Agreement
          -------------------------
shall prevent or limit Executive's continuing or future participation in any benefit, bonus, incentive or other plan, program, arrangement or policy provided by the Company or any of its affiliates (including, but not limited to, any plan, program, arrangement or policy constituting Additional Compensation) and for which Executive and/or Executive's family may qualify, nor shall anything herein limit or otherwise affect such rights as Executive and/or Executive's family may have under any other agreements with the Company or any of its affiliates. Amounts which are vested benefits or which Executive and/or Executive's family is otherwise entitled to receive under any plan, program, arrangement, or policy of the Company or any of its affiliates (including, but not limited to, any plan, program, arrangement or policy constituting Additional Compensation) at or subsequent to the date of termination of Executive's employment under this Agreement shall be payable in accordance with such plan, program, arrangement or policy.

     2.8  Full Payment; No Mitigation Obligation.  The Company's
          --------------------------------------
obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against Executive or others. In no event shall Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Executive under any of the provisions of this Agreement.

     2.9  Delivery of Release.  Within thirty (30) days after
          -------------------
termination of Executive's employment (other than due to death of Executive) in anticipation of, on or after the occurrence of a Change in Control, the Company shall provide to Executive, or Executive's legal representative, a form of written release, which form shall be reasonably satisfactory to the Company and generally consistent with the form of release used by the Company prior to the earlier of (a) such termination of employment, if the Company has terminated Executive's employment in anticipation of a Change of Control, or (b) the occurrence of the Change in Control. As a condition to the obligation of the Company to make the payments provided for in this Agreement and otherwise perform its obligations hereunder to Executive upon termination of Executive's employment (other than due to death of Executive) Executive, or Executive's legal representative, shall deliver to the Company a written release, substantially in the form described above and provided to Executive by the Company within such thirty (30) day period, releasing the Company and its affiliates from any and all liability related to Executive's employment or the termination thereof, other than liabilities arising under this Agreement.

                              ARTICLE III
                           GENERAL PROVISIONS

     3.1  Governing Law.  This Agreement shall be governed by and
          -------------
construed in accordance with the laws of the state of Colorado.

     3.2  Assignability.  This Agreement is personal to Executive
          -------------
and without the prior written consent of the Company shall not be assignable by Executive other than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Executive's legal representatives and heirs. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. The Company shall require any corporation, entity, individual or other person who is the successor (whether direct or indirect, by purchase, merger, consolidation, reorganization, or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform, by a written agreement in form and substance satisfactory to Executive, all of the obligations of the Company under this Agreement. As used in this Agreement, the term "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, written agreement, or otherwise.

     3.3  Withholding.  The Company may withhold from any amounts
          -----------
payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

     3.4  Entire Agreement; Amendment.  This Agreement constitutes
          ---------------------------
the entire agreement and understanding between Executive and the Company and, except as otherwise expressly provided herein, supersedes any prior agreements or understandings, whether written or oral, with respect to the subject matter hereof. Except as may be otherwise provided herein, this Agreement may not be amended or modified except by subsequent written agreement executed by both parties hereto.

     3.5  Multiple Counterparts.  This Agreement may be executed in
          ---------------------
multiple counterparts, each of which shall constitute an original, but all of which together shall constitute one Agreement.

     3.6  Notices.  Any notice provided for in this Agreement shall
          -------
be deemed delivered upon deposit in the United States mails, registered or certified mail, addressed to the party to whom directed at the addresses set forth below or at such other addresses as may be substituted therefor by notice given hereunder. Notice given by any other means must be in writing and shall be deemed delivered only upon actual receipt.

          If to the Company:

          Mail-Well, Inc.
          23 Inverness Way East
          Englewood, Colorado 80112
          Attention:  President

          If to Executive:

          D. Robert Meyer
          6055 South Chester Way
          Englewood, CO 80111

     3.7  Waiver.  The waiver of any breach of any term or condition
          ------
of this Agreement shall not be deemed to constitute the waiver of any breach of the same or any other term or condition of this Agreement.

     3.8  Severability.  In the event any provision of this Agreement
          ------------
is found to be unenforceable or invalid, such provision shall be severable from this Agreement and shall not effect the enforceability or validity of any other provision of this Agreement. If any provision of this Agreement is capable to two constructions, one of which would render the provision void and the other which would render the provision valid, then the provision shall have the construction which renders it valid.

     3.9  Other Severance Benefits.  This Agreement replaces and
          ------------------------
supercedes any and all provisions of and benefits under any other severance agreement or program under which Executive would otherwise be entitled to severance benefits on or after the occurrence of a Change in Control.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

                                   MAIL-WELL, INC.


                                   By: /s/ Gerald F. Mahoney
                                       --------------------------------
                                       Gerald F. Mahoney
                                       Chairman and CEO


                                   EXECUTIVE


                                   /s/ D. Robert Meyer
                                   ------------------------------------
                                   D. Robert Meyer